Exhibit-23.1

Armanino LLP 15950 N. Dallas Parkway Suite 600 Dallas, TX 75248-6685 972 661 1843 main armaninoLLP.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of Greenidge Generation Holdings Inc. listed below and in the related prospectuses of our report dated March 31, 2023, relating to the consolidated financial statements of Greenidge Generation Holdings Inc. and subsidiaries, which appears in this Annual Report on Form 10-K.

1.Registration Statement No. 333-268074 on Form S-8
2.Registration Statement No. 333-267506 on Form S-3
3.Registration Statement No. 333-264366 on Form S-1
4.Registration Statement No. 333-260257 on Form S-8

/s/ArmaninoLLP
Dallas, Texas
April 18, 2023